Exhibit 23(e)
                                         Principal Underwriting Agreement



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                                         PRINCIPAL UNDERWRITING AGREEMENT

         This PRINCIPAL UNDERWRITING AGREEMENT (the "Agreement") is made this 26th day of July , 1999, by and between Maxim Series Fund, Inc. a Maryland corporation (the "Fund") and One Orchard Equities, Inc., a Colorado corporation (the "Distributor").

         WHEREAS, the Fund is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act") and has shares of separate investment portfolios of the Fund (each a Portfolio, and collectively, the "Portfolios") named in Schedule A to this Agreement and which are or will be registered under the Securities Act of 1933 (the "1933 Act") and the securities acts of various states and jurisdictions, as required; and

         WHEREAS, the Distributor is or will be prior to acting as Distributor of the Portfolios, registered as a broker/dealer under the provisions of the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc.; and

     WHEREAS, the Distributor desires to act as the principal underwriter of the Fund;

         NOW,   THEREFORE,   in   consideration   of  the  mutual  promises  and
undertakings herein provided, the Fund and Distributor hereby agree as follows:

Appointment of Underwriter. The Fund appoints the Distributor as the sales agent for distribution of the Portfolios (other than sales made directly by the Fund) and agrees that it will deliver to the Distributor such shares of the Portfolios as the Distributor may sell. The Distributor agrees to use its best efforts to promote the sale of the Portfolios, but is not obligated to sell any specific number of shares.



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Independent  Contractor.  The  Distributor  will  undertake  and  discharge  its obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Fund by its actions, conduct or contracts, except that the Distributor is authorized to accept orders for the purchase or repurchase of shares of the Portfolios as agent of the Fund. The Distributor may appoint sub-agents or distribute the Portfolios through dealers (or otherwise) as it may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale or repurchase on behalf of the Fund or any Fund or otherwise to act as agent of the Fund or any Portfolio for any purpose.

Offering Price. Shares of the Portfolios shall be offered for sale at a price equivalent to their net asset value determined in the manner set forth in the then current prospectus and statements of additional information of the Fund relating to the Portfolios. All orders shall be subject to acceptance by the Fund, and the Fund reserves the right, in its sole discretion, to reject any order received. Neither the Fund nor any Portfolio shall be liable to anyone for failure to accept any order.

Payment for Shares. At or prior to the time of delivery of any shares, the Distributor will pay or cause to be paid to the Fund for the account of the applicable Portfolio, an amount in cash equal to the net asset value of such shares. In the event that the Distributor pays for shares sold by it prior to its receipt of payment from purchasers, the Distributor is authorized to reimburse itself for the net asset value of such shares from the offering price of such shares when received by the Distributor.

Purchases for Your Own Account. The Distributor shall not purchase shares of any Portfolio for its own account for purposes of resale to the public, but it may purchase shares for its own investment account upon its written assurance to the Fund that the purchase is for investment purposes only and that the shares will not be resold except through redemption by the Fund.

Allocation of Expenses. The Distributor shall bear the expense of preparing, printing and distributing advertising, sales literature, prospectuses and statements of additional information. The Fund shall bear the expense of registering shares of the Portfolios under the 1933 Act and the Fund under the 1940 Act, qualifying shares for sale under the blue sky laws of any state, the preparation and printing of prospectuses, statements of additional information and reports required to be filed with the Securities and Exchange Commission and other authorities, the preparation, printing and mailing of prospectuses and statements of additional information to shareholders of the Portfolios and the direct expenses of the issuance of shares.

Furnishing of Information. The Fund will furnish to the Distributor such information with respect to the Fund and the Portfolios in such form and signed by such officers of the Fund as the Distributor may reasonably request, and the Fund warrants that the statements therein contained when so signed will be true and correct. The Fund will also furnish to the Distributor such information and will take such action as the Distributor may reasonably request in order to qualify the shares for sale to the public under the blue sky laws or in jurisdictions in which the Distributor may wish to offer them. If requested by the Distributor, the Fund will furnish to the Distributor at least annually audited financial statements of its books and accounts certified by independent public accountants, and such additional information regarding its financial condition, as the Distributor may reasonably request from time to time.

Conduct of Business. Other than currently effective prospectuses and statements of additional information, the Distributor will not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and rules and regulations thereunder and which have been filed, where necessary, with the appropriate regulatory authorities. The Distributor will furnish to the Fund copies of all such material prior to its use and no such material shall be published if the Fund shall reasonably and promptly object.

The Distributor shall comply with the applicable federal and state laws and regulations where shares of the Portfolios are offered for sale and conduct its affairs with the Fund and with dealers, brokers or investors in accordance with the Conduct Rules of the NASD.

Other Activities. Services provided by the Distributor pursuant to this Agreement shall not be deemed to be exclusive, and the Distributor may render similar services and act as an underwriter, distributor or dealer for other investment companies.

Term of Agreement. This Agreement shall become effective on the date indicated and shall remain in effect for a period of two (2) years from the date of this Agreement. This Agreement shall continue annually thereafter for successive one
(1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Directors of the Fund (the "Directors"), and (ii) by a vote of a majority of the Directors who are parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on this Agreement.

Termination. This Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Directors or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Distributor; (ii) shall terminate immediately in the event of its assignment ; and (iii) may be terminated by the Distributor on sixty (60) days' written notice to the Fund.

Suspension of Sales. The Fund reserves the right at all times to suspend or limit the public offering of shares upon written notice to the Distributor.

Miscellaneous. This Agreement shall be subject to the laws of the State of Colorado and shall be interpreted and construed to further and promote the operation of the Fund as an open-end investment company. As used herein, the terms "net asset value," "offering price," "investment company," "open-end investment company," "assignment," "principal underwriter," "interested person," and "majority of the outstanding voting securities," shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations thereunder.

Liability. Nothing contained herein shall be deemed to protect the Distributor against any liability to the Fund or to its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Englewood, Colorado, on the day and year first written above.


MAXIM SERIES FUND, Inc.


By: /s/ J.D. Motz
         Name: J.D. Motz
         Title: President


ONE ORCHARD EQUITIES, INC.



By: /s/ S.H. Miller
         Name: S.H. Miller
         Title: President




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                                                    Schedule A

Maxim Money Market Portfolio
Maxim Bond Portfolio
Maxim Bond Index Portfolio
Maxim U.S. Government Securities Portfolio Maxim U.S. Government Mortgage Securities Portfolio Maxim Short-Term Maturity Bond Portfolio Maxim Loomis
Sayles Corporate Bond Portfolio Maxim Global Bond Portfolio Maxim Ariel Small-Cap Value Portfolio Maxim Loomis Sayles Small-Cap Value Portfolio Maxim INVESCO Small-Cap Growth Portfolio Maxim Index 600 Portfolio Maxim Ariel MidCap Value Portfolio Maxim T. Rowe Price MidCap Growth Portfolio Maxim Index 400 Portfolio Maxim T. Rowe Price Equity/Income Portfolio Maxim Vista Growth & Income Portfolio Maxim Founders Growth & Income Portfolio Maxim INVESCO Balanced Portfolio Maxim Stock Index Portfolio Maxim Value Index Portfolio Maxim Growth Index Portfolio Maxim Templeton International Equity Portfolio Maxim INVESCO ADR Portfolio Maxim Index European Portfolio Maxim Index Pacific Portfolio Maxim Foreign Equity Portfolio Aggressive Profile I Portfolio Moderately Aggressive Profile I Portfolio Moderate Profile I Portfolio Moderately Conservative Profile I Portfolio Conservative Profile I Portfolio 401(k) Aggressive Profile II Portfolio 401(k) Moderately Aggressive Profile II Portfolio 401(k) Moderate Profile II Portfolio 401(k) Moderately Conservative Profile II Portfolio 401(k) Conservative Profile II Portfolio